UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2025 (July 23, 2025)
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REYNOLDS CONSUMER PRODUCTS INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 879-5067
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2025, the Board of Directors (the “Board”) of Reynolds Consumer Products Inc. (the “Company”), acting upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) of the Board, elected Duncan Hawkesby to the Board, effective on that date. Mr. Hawkesby will serve as a Class II director for a term expiring at the Company’s 2028 annual meeting of stockholders and until his successor is elected and qualified. In connection with Mr. Hawkesby’s election, the Board increased the size of the Board from 8 to 9 members. It is not anticipated that Mr. Hawkesby will be appointed as a member of any Board committees.
Mr. Hawkesby currently serves as the managing director of Hawkesby Management Limited, a private investment company, since 2018, and as a director of certain entities beneficially owned by Mr. Graeme Hart, including Graham Packaging Company Inc., a US plastic packaging manufacturing company, and Building Supplies Group Holdings Limited, a New Zealand building supplies company. Mr. Hawkesby previously served as a member of the Board of Directors of Pactiv Evergreen Inc., a manufacturer of fresh food and beverage packaging, from June 2022 to April 2025. Mr. Hawkesby was a director of TaxGift Limited, a New Zealand-based company that enables individuals to donate tax credits to charities and schools, from 2021 to 2023. He also previously served on the board of directors of Fliway’s joint venture with United Parcel Services, United Parcel Service - Fliway (NZ) Limited, from 2006 to 2023. Mr. Hawkesby holds a Bachelor of Commerce from the University of Otago.
Mr. Hawkesby was designated as a director by Packaging Finance Limited (“PFL”), our controlling stockholder, pursuant to the Stockholders Agreement, dated as of February 4, 2020, between the Company and PFL. Mr. Hawkesby is the son-in-law of Mr. Graeme Hart, who is the ultimate owner of PFL. As a result of this affiliation, Mr. Hawkesby will not participate in the Company’s non-employee director compensation arrangements.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2025

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ Jill Barnett
Jill Barnett
Chief Legal Officer